Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ELUTIA INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Equity	Class B Common Stock, par value $0.001 per share	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Equity	Preferred Stock	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Other	Warrants	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Debt	Debt Securities	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Other	Units	457(o)	(1)	(2)	(2)	-	-	-	-	-	-
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$100,000,000(3)	0.0001531	$15,310	-	-	-	-
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-	-	-	-
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$100,000,000
	Total Fee Previously Paid							N/A
	Total Fee Offsets							$1,018
	Net Fee Due							$14,292

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Elutia Inc.	Form S-3	333-267197	August 31, 2022	-	$1,018	Unallocated (Universal Shelf)(4)	Unallocated (Universal Shelf)(4)	Unallocated (Universal Shelf)(4)	$10,978,705	-
Fee Offset Sources	Elutia Inc.	Form S-3	333-267197	-	August 31, 2022	-	-	-	-	-	$1,018

(1)	There are being registered under this registration statement such indeterminate number of common stock shares, preferred stock shares, debt securities, warrants and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion, exercise or exchange of debt securities or warrants that provide for such conversion into, exercise for or exchange into common stock. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the common stock being registered hereunder as a result of stock splits, stock dividends, or similar transactions. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000 after the date hereof. Includes rights to acquire Class A common stock, Class B common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $1,018 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant’s prior unallocated (universal) shelf registration statement on Form S-3 of its common stock, preferred stock, warrants, debt securities and units filed on August 31, 2022 (File No. 333-267197) (the “Prior Registration Statement”). The registrant registered $50,000,000 of securities under the Prior Registration Statement, paid a fee of $4,635 in connection with it and issued approximately $39,021,295 of securities thereunder. The registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement, and such unsold securities are immediately deemed deregistered upon the filing of this registration statement.